                                                                   EXHIBIT 99(a)

                                     NOTICE



TO:     Shareholders of Community Bancshares, Inc.

FROM:   Community Bancshares, Inc.
        68149 Main Street
        Blountsville, Alabama 35031
        (205) 429-1001

DATE:   August 25, 2003


Enclosed is an Order of the Circuit Court of Blount County, Alabama, dated August 22, 2003 relating to a proposed settlement of the lawsuit styled Benson et al. v. Community Bancshares, Inc. et al. The Order postpones the hearing on the settlement until October 3, 2003 at 10:30 a.m. Shareholders may file with the clerk of the Court not later than three (3) business days before the hearing any objections to the proposed settlement. The terms of the proposed settlement and the Order of the Circuit Court of Blount County dated August 11, 2003 were mailed to shareholders and filed with the Securities and Exchange Commission as exhibits to a Form 8-K on August 12, 2003.